SMITH BARNEY PRINCIPAL RETURN FUND
                        10f-3 REPORT
            SEPTEMBER 1, 1997 - FEBRUARY 28, 1998

                  Trade                         Purchase %
of      % of
Issuer               Date     Selling Dealer       Shares
Price Assets     Issue

Commonwealth Industries    9/23/97  Morgan Stanley Dean
Witter   150,000  $18.000  1.310%     3.00%

Best Software Inc.         9/30/97  Hambreacht & Quist
200    13.000  0.001         0.01

Power-One Power Supplies      9/30/97  Stephens Inc.
2,800  14.000  0.020         0.06

American Italian Pasta Co.    10/8/97  Morgan Stanley Dean
Witter          200   18.0000 0.002         0.00

China Telecom (Hong Kong) Ltd.   10/16/97 Goldman Sachs
900    30.500  0.010         0.00

Beringer Wine Estates Holdings Inc.10/28/97  Goldman Sachs
400    26.000  0.005         0.01

Metromedia Fiber Network Inc. 10/28/97 Salomon Brothers
6,900  16.000  0.050         0.09

Telestra Corp. Ltd.        11/17/97 J.B.Were & Son
424,100   02.000  0.410         0.09

Electric Lightware         11/24/97 Lehman Brothers
5,800  16.000  0.040         0.06

Fleet Financial            12/4/97  Merrilly Lynch
2,400  70.375             0.02

Focal Inc.              12/11/97 Lehman Brothers
5,800  10.000             0.23

Friedman, Billings, Ramsey Group 12/23/97 Friedman,
Billings, Ramsey           1,400  20.000             0.59

Capital Automobile REIT SBI   02/13/98 Friedman, Billings,
Ramsey            3,600  15.000             0.20